UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): November 20, 2009

MASTEC, INC.

(Exact Name of Registrant as Specified in Its Charter)

Florida

(State or Other Jurisdiction of Incorporation)

Florida	0-08106	65-0829355
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

800 S. Douglas Road, 12th Floor, Coral Gables, Florida 33134

(Address of Principal Executive Offices) (Zip Code)

(305) 599-1800

(Registrant’s Telephone Number, Including Area Code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 2.01	Completion of Acquisition or Disposition of Assets.

ITEM 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off- Balance Sheet Arrangement of a Registrant.

On November 20, 2009 (the “Closing Date”), MasTec, Inc., a Florida corporation (“MasTec”, “we”, “us” or “our”), through its wholly-owned subsidiary, Precision Acquisition, LLC, a Wisconsin limited liability company (“Buyer”), completed its previously announced acquisition (the “Acquisition”) of all of the issued and outstanding membership interests in Precision Pipeline LLC, a Wisconsin limited liability company (“Precision Pipeline”), and Precision Transport Company, LLC, a Wisconsin limited liability company (“Transport” and, together with Precision Pipeline, “Precision” or the “Companies”), pursuant to that certain Membership Interest Purchase Agreement, dated November 3, 2009 (the “Purchase Agreement”), by and among MasTec, Buyer, the Companies and the sellers named therein (the “Sellers”). Precision is a natural gas, crude oil and refined products transmission pipeline infrastructure services provider in North America.

Pursuant to the Purchase Agreement, on the Closing Date, Buyer paid to the Sellers approximately $132 million in cash, of which $15 million will be held for a period of 18 months following the Closing Date pursuant to the terms of an escrow agreement to fund the Sellers’ potential indemnification obligations under the Purchase Agreement. As previously reported, Buyer will pay to Sellers an earn out over five years (the “Earn-Out”) equal to 40% of Precision’s EBITDA (as defined in the Purchase Agreement) for the last two months of 2009 and 30% of Precision’s annualized EBITDA in excess of $35 million for the remainder of the Earn-Out period, payable, at MasTec’s option, in cash or, under certain circumstances, shares of MasTec’s common stock, par value $0.10 per share, or a combination thereof.

As of the Closing Date, the Companies had approximately $33.6 million in outstanding indebtedness, of which approximately $11.6 million is guaranteed by the Sellers (the “Seller Guarantees”). Pursuant to the Purchase Agreement, the Companies and MasTec must use commercially reasonable efforts to have the Sellers released from the Seller Guarantees, and MasTec and the Companies have agreed to indemnify the Sellers from any liability related to or arising out of the Seller Guarantees. Additionally, MasTec anticipates that it will guarantee substantially all of the Companies’ outstanding indebtedness.

The foregoing description of the Purchase Agreement is only a summary and is qualified in its entirety by reference to the full text of the Purchase Agreement, which was previously filed with the Securities and Exchange Commission (the “Commission”) on November 4, 2009 as Exhibit 10.1 to MasTec’s Current Report on Form 8-K.

ITEM 7.01	Regulation FD Disclosure.

On November 23, 2009, MasTec issued a press release regarding the Acquisition. A copy of that press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K. The information contained in this Item 7.01 of this Current Report on Form 8-K, including Exhibit 99.1, shall not be deemed “filed” with the Commission nor incorporated by reference in any registration statement filed by the Company under the Securities Act of 1933, as amended.

ITEM 9.01	Financial Statements and Exhibits.

(a)	Financial Statements of Businesses Acquired.

The audited financial statements required by this Item 9.01(a) are incorporated herein by reference to Exhibit 99.2 to MasTec’s Current Report on Form 8-K, filed with the Commission on November 4, 2009. The unaudited interim financial statements required by this Item 9.01(a) will be filed by amendment not later than 71 calendar days after the date that this Form 8-K must be filed.

(b)	Pro Forma Financial Information.

The financial information required by this Item 9.01(b) will be filed by amendment not later than 71 calendar days after the date that this Form 8-K must be filed.

(c)	Shell Company Transactions.

Not applicable.

(d)	Exhibits.

99.1	Press Release dated November 23, 2009.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MASTEC, INC.

Date: November 23, 2009	By:	/s/ C. Robert Campbell
Name: C. Robert Campbell
Title: Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release dated November 23, 2009.